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                           PURCHASE AND SALE AGREEMENT

                                  BY AND BETWEEN

                     REDFISH BAY DEVELOPMENT CORPORATION AND
                              PI ENERGY CORPORATION

                                      BUYER

                                       AND

                           MIDLAND RESOURCES, INC. AND
                          SUMMIT PETROLEUM CORPORATION

                                      SELLER



                         DATED EFFECTIVE FEBRUARY 1, 1997




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TABLE OF CONTENTS
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ARTICLE 1: SUBJECT MATTER, DEFINITIONS AND RULES OF CONSTRUCTION
1.01 Subject Matter. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
1.02 Definitions.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
          1.02.01   "Affiliate". . . . . . . . . . . . . . . . . . . . . . . . 1
          1.02.02   "Agreed Rate". . . . . . . . . . . . . . . . . . . . . . . 1
          1.02.03   "Agreement". . . . . . . . . . . . . . . . . . . . . . . . 1
          1.02.04   "Assets" . . . . . . . . . . . . . . . . . . . . . . . . . 2
          1.02.05   "Assumed Liabilities". . . . . . . . . . . . . . . . . . . 3
          1.02.06   "Business Day" . . . . . . . . . . . . . . . . . . . . . . 3
          1.02.07   "Closing". . . . . . . . . . . . . . . . . . . . . . . . . 3
          1.02.08   "Closing Date" . . . . . . . . . . . . . . . . . . . . . . 3
          1.02.09   "Code" . . . . . . . . . . . . . . . . . . . . . . . . . . 4
          1.02.10   "Contracts". . . . . . . . . . . . . . . . . . . . . . . . 4
          1.02.11   "Corporate Documents"  . . . . . . . . . . . . . . . . . . 4
          1.02.12   "Easements". . . . . . . . . . . . . . . . . . . . . . . . 4
          1.02.13   "Effective Date" . . . . . . . . . . . . . . . . . . . . . 4
          1.02.14   "Excluded Assets"  . . . . . . . . . . . . . . . . . . . . 4
          1.02.15   "Excluded Facilities". . . . . . . . . . . . . . . . . . . 4
          1.02.16   "Facilities" . . . . . . . . . . . . . . . . . . . . . . . 4
          1.02.17   "Governmental Body". . . . . . . . . . . . . . . . . . . . 4
          1.02.18   "Hydrocarbon Inventory". . . . . . . . . . . . . . . . . . 5
          1.02.19   "Hydrocarbons" . . . . . . . . . . . . . . . . . . . . . . 5
          1.02.20   "Identification Date". . . . . . . . . . . . . . . . . . . 5
          1.02.21   "Included Facilities". . . . . . . . . . . . . . . . . . . 5
          1.02.22   "Knowledge". . . . . . . . . . . . . . . . . . . . . . . . 5
          1.02.23   "Leases" . . . . . . . . . . . . . . . . . . . . . . . . . 5
          1.02.24   "Line Fill". . . . . . . . . . . . . . . . . . . . . . . . 5
          1.02.25   "Losses" . . . . . . . . . . . . . . . . . . . . . . . . . 5
          1.02.26   "Material Contracts" . . . . . . . . . . . . . . . . . . . 5
          1.02.27   "Other Contracts". . . . . . . . . . . . . . . . . . . . . 6
          1.02.28   "Other Property" . . . . . . . . . . . . . . . . . . . . . 6
          1.02.29   "Party". . . . . . . . . . . . . . . . . . . . . . . . . . 7
          1.02.30   "Person" . . . . . . . . . . . . . . . . . . . . . . . . . 7
          1.02.31   "Plugging and Abandonment" . . . . . . . . . . . . . . . . 7
          1.02.32   "Property" . . . . . . . . . . . . . . . . . . . . . . . . 7
          1.02.33   "Tax"  . . . . . . . . . . . . . . . . . . . . . . . . . . 7
          1.02.34   "Third Person" . . . . . . . . . . . . . . . . . . . . . . 7
1.03 Other Definitions in this Agreement.  . . . . . . . . . . . . . . . . . . 7
1.04 Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . 8


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          1.04.01   General. . . . . . . . . . . . . . . . . . . . . . . . . . 8
          1.04.02   Articles.. . . . . . . . . . . . . . . . . . . . . . . . . 9
          1.04.03   Exhibits and Schedules.. . . . . . . . . . . . . . . . . . 9
          1.04.04   Other Agreements.. . . . . . . . . . . . . . . . . . . . . 9
1.05 Pi Energy Corporation.. . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE 2: SALE AND PURCHASE
2.01 Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
2.02 Purchase Price and Payment. . . . . . . . . . . . . . . . . . . . . . . . 9
2.03 Adjustments to the Purchase Price.. . . . . . . . . . . . . . . . . . . . 9
          2.03.01   Upward Adjustments.. . . . . . . . . . . . . . . . . . . . 9
          2.03.02   Downward Adjustments.. . . . . . . . . . . . . . . . . . .10
2.04 Allocation of Purchase Price. . . . . . . . . . . . . . . . . . . . . . .11
2.05 Transfer of the Assets, Etc.. . . . . . . . . . . . . . . . . . . . . . .11
2.06 Method of Payment.. . . . . . . . . . . . . . . . . . . . . . . . . . . .11

ARTICLE 3: REPRESENTATIONS AND WARRANTIES
3.01 Seller. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
          3.01.01   Organization and Standing. . . . . . . . . . . . . . . . .11
          3.01.02   Authority. . . . . . . . . . . . . . . . . . . . . . . . .12
          3.01.03   Validity of Agreement. . . . . . . . . . . . . . . . . . .12
          3.01.04   No Violation.  . . . . . . . . . . . . . . . . . . . . . .12
          3.01.05   Legal Proceedings. . . . . . . . . . . . . . . . . . . . .12
          3.01.06   Compliance with Applicable Laws. . . . . . . . . . . . . .12
          3.01.07   Contracts. . . . . . . . . . . . . . . . . . . . . . . . .12
          3.01.08   Assets . . . . . . . . . . . . . . . . . . . . . . . . . .13
          3.01.09   Authorizations for Expenditures. . . . . . . . . . . . . .13
          3.01.10   Equipment. . . . . . . . . . . . . . . . . . . . . . . . .13
          3.01.11   Wells. . . . . . . . . . . . . . . . . . . . . . . . . . .14
          3.01.12   Exchange of Equipment. . . . . . . . . . . . . . . . . . .14
          3.01.13   Payout Balances. . . . . . . . . . . . . . . . . . . . . .14
          3.01.14   No Preferential Rights . . . . . . . . . . . . . . . . . .14
          3.01.15   No Consents Required . . . . . . . . . . . . . . . . . . .14
          3.01.16   Prepayment.. . . . . . . . . . . . . . . . . . . . . . . .14
          3.01.17   Payments.  . . . . . . . . . . . . . . . . . . . . . . . .14
          3.01.18   Conduct of Business. . . . . . . . . . . . . . . . . . . .15
          3.01.19   Jaffe Agreement. . . . . . . . . . . . . . . . . . . . . .15
          3.01.20   Losses.. . . . . . . . . . . . . . . . . . . . . . . . . .15
          3.01.21   Changes. . . . . . . . . . . . . . . . . . . . . . . . . .15
          3.01.22   Imbalances . . . . . . . . . . . . . . . . . . . . . . . .15
3.02 Buyer.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
          3.02.01   Organization and Standing. . . . . . . . . . . . . . . . .16
          3.02.02   Authority. . . . . . . . . . . . . . . . . . . . . . . . .16
          3.02.03   Validity of Agreement. . . . . . . . . . . . . . . . . . .16


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          3.02.04   No Violation.. . . . . . . . . . . . . . . . . . . . . . .16
          3.02.05   No Consents Required.. . . . . . . . . . . . . . . . . . .16
          3.02.06   Securities Representation. . . . . . . . . . . . . . . . .16
3.03 Disclaimer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16

ARTICLE 4: COVENANTS
4.01 Covenants of Buyer. . . . . . . . . . . . . . . . . . . . . . . . . . . .19
          4.01.01   Performance Bonds, Guaranties, Etc.  . . . . . . . . . . .19
          4.01.02   Assumption of Assumed Liabilities. . . . . . . . . . . . .19
4.02 Covenants of Seller and Buyer.. . . . . . . . . . . . . . . . . . . . . .19
          4.02.01   Recording. . . . . . . . . . . . . . . . . . . . . . . . .19
          4.02.02   Brokers. . . . . . . . . . . . . . . . . . . . . . . . . .19
          4.02.03   Certain Filings, Consents and Permits. . . . . . . . . . .19
          4.02.04   Post-Closing Access. . . . . . . . . . . . . . . . . . . .20
          4.02.05   Employee Matters.. . . . . . . . . . . . . . . . . . . . .20
          4.02.06   Final Recapitulation Settlement; Subsequent Audits and
                    Settlements. . . . . . . . . . . . . . . . . . . . . . . .20
          4.02.07   Further Assurances.. . . . . . . . . . . . . . . . . . . .21
          4.02.08   Files Transfer.. . . . . . . . . . . . . . . . . . . . . .21
          4.02.09   Plugging and Abandonment.. . . . . . . . . . . . . . . . .22

ARTICLE 5: TAXES
5.01 Payment and Apportionment of Real Property Taxes and Personal Property
     Taxes.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
          5.01.01   Real and Personal Property Taxes.. . . . . . . . . . . . .22
          5.01.02   Liability and Right to Pursue Claims.. . . . . . . . . . .22
5.02 Other Taxes.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
5.03 Sales Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
5.04 Tax Proceedings.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
5.05 Purchase Price Allocation.. . . . . . . . . . . . . . . . . . . . . . . .23

ARTICLE 6: ENVIRONMENTAL MATTERS
6.01 Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
6.02 Seller Representations. . . . . . . . . . . . . . . . . . . . . . . . . .24
          6.02.01   Disclosure . . . . . . . . . . . . . . . . . . . . . . . .24
          6.02.02   Past Use of Property Interest. . . . . . . . . . . . . . .24
6.03 Seller's Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . .24
6.04 Limitations.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
6.05 Buyer's Responsibilities. . . . . . . . . . . . . . . . . . . . . . . . .25
6.06 Exclusive Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . .25

ARTICLE 7: INDEMNITY
7.01 General Indemnification.. . . . . . . . . . . . . . . . . . . . . . . . .26
          7.01.01   Seller.. . . . . . . . . . . . . . . . . . . . . . . . . .26
          7.01.02   Buyer. . . . . . . . . . . . . . . . . . . . . . . . . . .26


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7.02 Method of Asserting Claims, Etc.. . . . . . . . . . . . . . . . . . . . .27
          7.02.01   Third Person Claims. . . . . . . . . . . . . . . . . . . .27
          7.02.02   Other Claims.. . . . . . . . . . . . . . . . . . . . . . .28
7.03 Payment.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
          7.03.01   Payment of Undisputed Amount.. . . . . . . . . . . . . . .28
          7.03.02   Interest.  . . . . . . . . . . . . . . . . . . . . . . . .28
          7.03.03   Disputed Claims. . . . . . . . . . . . . . . . . . . . . .28

ARTICLE 8: CONDITIONS PRECEDENT
8.01 Conditions Precedent of Buyer.. . . . . . . . . . . . . . . . . . . . . .28
          8.01.01   Representations and Warranties True at Closing.. . . . . .29
          8.01.02   Compliance with Agreement. . . . . . . . . . . . . . . . .29
          8.01.03   Certified Resolutions and Officers' Certificate. . . . . .29
          8.01.04   Injunction.. . . . . . . . . . . . . . . . . . . . . . . .29
          8.01.05   Conveyance.. . . . . . . . . . . . . . . . . . . . . . . .29
          8.01.06   Letters in Lieu. . . . . . . . . . . . . . . . . . . . . .29
          8.01.07   No Material Adverse Change.. . . . . . . . . . . . . . . .29
8.02 Conditions Precedent of Seller. . . . . . . . . . . . . . . . . . . . . .30
          8.02.01   Representations and Warranties True at Closing.. . . . . .30
          8.02.02   Compliance with Agreement. . . . . . . . . . . . . . . . .30
          8.02.03   Certified Resolutions and Officers' Certificate. . . . . .30
          8.02.04   Injunction.. . . . . . . . . . . . . . . . . . . . . . . .30
          8.02.05   Conveyance.. . . . . . . . . . . . . . . . . . . . . . . .30
          8.02.06   Letters in Lieu. . . . . . . . . . . . . . . . . . . . . .30

ARTICLE 9: MISCELLANEOUS
9.01 Notices.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
9.02 Modification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
9.03 Governing Law.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
9.04 Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
9.05 Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
9.06 Invalidity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
9.07 Entire Agreement and Construction.. . . . . . . . . . . . . . . . . . . .32
9.08 Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
9.09 Waivers and Amendments. . . . . . . . . . . . . . . . . . . . . . . . . .32
9.10 Survival of Warranties, Representations and Covenants.  . . . . . . . . .33
9.11 Article Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
9.12 Dispute Resolution. . . . . . . . . . . . . . . . . . . . . . . . . . . .33
          9.12.01   Selection of Arbitrator. . . . . . . . . . . . . . . . . .33
          9.12.02   Qualifications of Arbitrator.. . . . . . . . . . . . . . .33
          9.12.03   Suit Prohibited. . . . . . . . . . . . . . . . . . . . . .34
          9.12.04   Damages. . . . . . . . . . . . . . . . . . . . . . . . . .34
          9.12.05   Decision.  . . . . . . . . . . . . . . . . . . . . . . . .34
          9.12.06   AAA Rules. . . . . . . . . . . . . . . . . . . . . . . . .34


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EXHIBITS AND SCHEDULES
--------------------------------------------------------------------------------
Exhibits and Schedules are described on the pages noted below.

EXHIBITS
Exhibit A (Assignment) . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
Exhibit B (Bill of Sale) . . . . . . . . . . . . . . . . . . . . . . . . . . .11

SCHEDULES
Schedule 3.01.05 (Legal Proceedings) . . . . . . . . . . . . . . . . . . . . .12
Schedule 3.01.06 (Non-Compliance With Laws). . . . . . . . . . . . . . . . . .12
Schedule 3.01.07 (Certain Contracts) . . . . . . . . . . . . . . . . . . . . .12
Schedule 3.01.08 (Breaches of Material Contracts). . . . . . . . . . . . . . .13
Schedule 3.01.09 (Pending AFE Items) . . . . . . . . . . . . . . . . . . . . .13
Schedule 3.01.11A (Allowables) . . . . . . . . . . . . . . . . . . . . . . . .14
Schedule 3.01.11B (P&A Obligations). . . . . . . . . . . . . . . . . . . . . .14
Schedule 3.01.12 (Exchange/Removal of Equipment) . . . . . . . . . . . . . . .14
Schedule 3.01.13 (Payout Balances) . . . . . . . . . . . . . . . . . . . . . .14
Schedule 3.01.15 (Consents). . . . . . . . . . . . . . . . . . . . . . . . . .14
Schedule 3.01.18 (Non-Standard Operations) . . . . . . . . . . . . . . . . . .15
Schedule 3.01.19 (Jaffe Contract Balance). . . . . . . . . . . . . . . . . . .15
Schedule 4.02.02 (Brokers and Finders) . . . . . . . . . . . . . . . . . . . .19
Schedule A (Leases). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Schedule B (Easements) . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Schedule C (Excluded Facilities) . . . . . . . . . . . . . . . . . . . . . . . 4
Schedule D (Material Contracts). . . . . . . . . . . . . . . . . . . . . . . . 5
Schedule E (Marine Equipment). . . . . . . . . . . . . . . . . . . . . . . . . 6
Schedule F (Excluded Yard Inventory/Equipment) . . . . . . . . . . . . . . . . 6
Schedule G (Property, Accounting Unit, Allocated Value). . . . . . . . . . . . 7



                                      -v-
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                           PURCHASE AND SALE AGREEMENT

     This Agreement dated effective as of February 1, 1997, is made and entered into by and between REDFISH BAY DEVELOPMENT CORPORATION, a Texas corporation, and PI ENERGY CORPORATION, a Texas corporation, both having offices at 333 Clay Street, Suite 4310, Houston, TX 77002 (collectively, jointly and severally, "Buyer") and MIDLAND RESOURCES, INC., a Texas corporation, and SUMMIT PETROLEUM CORPORATION, a Colorado corporation, both having offices at 16701 Greens Point Park Drive, #200, Houston, Texas 77060 (collectively, jointly and severally, "Seller").

                                    ARTICLE 1
              SUBJECT MATTER, DEFINITIONS AND RULES OF CONSTRUCTION

1.01 SUBJECT MATTER. The subject matter of this Agreement is the sale, assignment, transfer and conveyance of Seller's and Seller's Affiliates' interest in the Assets, the purchase of the Assets and the assumption of the Assumed Liabilities by Buyer, and the terms and conditions upon which the sale shall take place.

1.02 DEFINITIONS. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article have the meanings herein assigned to them and the capitalized terms defined elsewhere in this Agreement, by inclusion in quotation marks and parentheses, shall have the meanings so ascribed to them.

     1.02.01 "AFFILIATE" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing, it being understood and agreed that with respect to a corporation, control shall mean a direct or indirect ownership of more than 50 percent of the voting stock.

     1.02.02 "AGREED RATE" means a rate per annum calculated on a 360-day basis which is equal to the lesser of :

          (a) a rate which is two percent above the prime rate of interest as published by the WALL STREET JOURNAL under the heading "Money Rates" or another similar heading in its first issue of each calendar month (adjusted each month to reflect any changes in the rate), or

          (b)  the maximum rate from time to time permitted by applicable Law.

     1.02.03 "AGREEMENT" means this Purchase and Sale Agreement, including the Schedules and Exhibits.

     1.02.04 "ASSETS" means the Leases, Other Property, Easements, and Contracts, but not including the following (the "Excluded Assets"):

          (a) all trade credits, accounts receivable, notes receivables and other receivables attributable to Seller's interest in the Assets with respect to any period of time prior to the Effective Date;

          (b) all deposits, cash, checks in process of collection, cash equivalents and funds attributable to Seller's interest in the Assets with respect to any period of time prior to the Effective Date; and

          (c) all funds attributable to Third Persons for production prior to the Effective Date but suspended or impounded by Seller;

          (d)  all claims and causes of action of Seller

               (i) arising from acts, omissions or events, or damage to or destruction of property, occurring prior to the Effective Date, or

               (ii) affecting any of the Excluded Assets;

          (e) except as set forth in Article 4.03.06, all rights, titles, claims and interests of Seller

               (i)   under any policy or agreement of insurance or indemnity;

               (ii)  under any bond; or

               (iii) to any insurance or condemnation proceeds or awards;

          (f) the claims of Seller for refunds of or loss carry forwards with respect to

               (i) Taxes attributable to any period prior to the Effective Date; or

               (ii) Taxes attributable to any of the Excluded Assets;

          (g) all amounts due or payable to Seller as adjustments or refunds under any Contracts affecting the Assets, with respect to any period prior to the Effective Date, specifically including, without limitation, amounts recoverable from audits under operating agreements;

          (h) all amounts due or payable to Seller as adjustments to insurance premiums related to the Assets with respect to any period prior to the Effective Date;

          (i) all proceeds, benefits, income or revenues accruing (and any security or other deposits made) with respect to

               (i)  the Assets prior to the Effective Date; and

               (ii) any of the Excluded Assets;

          (j) any pipelines, easements, fixtures, tanks or equipment located on the Assets which belong to Third Persons;

          (k) records and documents subject to confidentiality provisions, claims of privilege, or other restrictions on access, except as otherwise expressly provided herein;

          (l) all corporate, financial, legal and tax records of Seller, except as otherwise expressly provided herein; and

          (m)  the Excluded Facilities.

     1.02.05   "ASSUMED LIABILITIES" means:

          (a) all liabilities, duties, and obligations that arise from ownership or operation of the Assets on and after the Effective Date or otherwise expressly assumed under this Agreement;

          (b) liabilities and obligations with respect to Plugging and Abandonment;

          (c) all duties, liabilities and obligations that arise under the Contracts (including the Jaffe Agreement defined below) on and after the Effective Date.

     1.02.06 "BUSINESS DAY" means any day when commercial banks are generally open for regular business in the states of New York and Texas.

     1.02.07 "CLOSING" means the closing of the transactions contemplated by this Agreement at 10:00 a.m., local time, at Seller's offices in Houston, Texas, on the Closing Date or at such other time or place as the Parties may mutually agree upon in writing.

     1.02.08 "CLOSING DATE" means February 28, 1997, subject to extension as provided herein, or such other date as the Parties may mutually agree upon in writing.

     1.02.09 "CODE" means the United States Internal Revenue Code of 1986, as amended.

     1.02.10   "CONTRACTS" means the Material Contracts and the Other Contracts.

     1.02.11 "CORPORATE DOCUMENTS" means a corporation's articles of incorporation (or certificate of incorporation) and by-laws or the equivalent documents.

     1.02.12 "EASEMENTS" means Seller's non-exclusive rights to the use and occupancy of the surface (including the surface of submerged lands), including, without limitation, tenements, appurtenances, surface leases, easements, permits, licenses, servitudes and rights-of-way in any way appertaining, belonging, affixed or incidental to or used in connection with the ownership or operation of the Leases including, without limitation, those set forth on Schedule B.

     1.02.13 "EFFECTIVE DATE" shall mean 7:00 a.m. on February 1, 1997, at the location of the Assets.

     1.02.14 "EXCLUDED ASSETS" means the assets excluded from the definition of Assets as stated in Article 1.02.04.

     1.02.15   "EXCLUDED FACILITIES" means Facilities that are:

          (a)  neither located on nor used in connection with the Leases;

          (b) not located on the Leases or Easements and that are used in connection with the Leases or Easements, and Seller's retained properties; or

          (c)  identified on Schedule C.

     1.02.16 "FACILITIES" means facilities and equipment that are customarily used directly in the production of Hydrocarbons, including, but not limited to injection facilities, disposal facilities, field separators, liquid extractors, compressors, gathering systems, lines, LACT units, plants, platforms, tanks and the like.

     1.02.17 "GOVERNMENTAL BODY" means any federal, state, county, municipal, or other federal, state or local governmental authority or judicial or regulatory agency, board, body, department, bureau, commission, instrumentality, court, tribunal or quasi-governmental authority in any jurisdiction (domestic or foreign) having jurisdiction over any Asset or Party to this transaction, or any of the transactions or matters contemplated by this Agreement.

     1.02.18 "HYDROCARBON INVENTORY" means all processed merchantable oil, condensate and natural gas liquids inventories in storage or existing in oil stock tanks above the outlet flange delivery point and credited to the Assets as of the Effective Date.

     1.02.19 "HYDROCARBONS" means crude oil, natural gas, casinghead gas, condensate, sulphur, natural gas liquids, plant products and other liquid or gaseous hydrocarbons (of whatever nature and kind, including coalbed gas), all other gases (including CO(2)), and all other minerals and gases of every kind and character which may be covered by or included in the Assets.

     1.02.20   "IDENTIFICATION DATE" means January 1, 1997.

     1.02.21   "INCLUDED FACILITIES" means the Facilities that are

          (a) located on or off of, but used solely in connection with the Leases; or

          (b)  located entirely on and used in connection with the Leases;

     except for the Excluded Facilities.

     1.02.22 "KNOWLEDGE" means the actual knowledge of a Party's corporate officers after reasonable inquiry.

     1.02.23 "LEASES" means the interests in the oil, gas or mineral leases and other interests set forth on Schedule A.

     1.02.24 "LINE FILL" means all Hydrocarbons in lines, gathering systems, plant equipment, treating and separation equipment and gunbarrels located on or allocable to the Assets and occurring prior to the delivery point or outlet flange for liquids or prior to the gas sales meter for gases.

     1.02.25 "LOSSES" means any and all losses, costs, expenses, liabilities, claims, demands, penalties, fines, assessments, settlements, damages and any related expenses of whatever kind or nature, or otherwise including, without limitation, legal, accounting, consulting and investigation expenses and litigation costs, but excluding consequential damages of a Party other than losses directly attributable to a cessation or reduction of the production of Hydrocarbons.

     1.02.26 "MATERIAL CONTRACTS" means the contracts of Seller material to the Leases and Other Property, and material to the transportation, marketing and processing of Hydrocarbons produced therefrom, listed on Schedule D, insofar and only insofar as they specifically relate to the Leases and Other Property, but specifically excluding Easements and Leases.

     1.02.27 "OTHER CONTRACTS" means any contracts, agreements or arrangements of Seller affecting the Leases and Other Property other than the Material Contracts, insofar and only insofar as they specifically relate to the Leases and Other Property, but specifically excluding the Easements and the Leases.

     1.02.28 "OTHER PROPERTY" means all of Seller's or its Affiliates' right, title and interest in and to the following, but specifically excluding the Excluded Facilities:

          (a) all wells, equipment, fixtures and personal property of any kind located on the Leases, Easements, or the lands subject to the Contracts as of the Identification Date, or used solely in connection with the production, separation, storage, treatment, gathering or transportation of Hydrocarbons therefrom, including, but not limited to, tubing, casing, wellheads, pumping units, production units, compressors, valves, meters, pipelines, gathering lines, flowlines, tanks, heaters, separators, dehydrators, pumps, injection units, gates and fences, pulling machines, warehouse stocks, and microwave equipment;

          (b)  the boats, barges, and marine equipment described on Schedule E;

          (c) except as set forth on Schedule F, yard inventory and yard equipment that is charged to or is reasonably chargeable to the Leases, or Easements, and which have been used primarily in connection with the Leases, Easements, and Contracts;

          (d) subject to required Third Person consents, all licenses, authorizations, permits, variances and similar rights and interests related to the Leases, Easements, Contracts, and the property defined in (a) through (d) above;

          (e) subject to Article 4.02.08, the applicable general operating records, lease operating statements, well files (including applicable well logs and production data), production records, logs, information and engineering data relating to the Assets, lease files, land files, regulatory reports and certificates, abstracts and title work pertaining to the Leases, Easements, Contracts, and property defined in (a) through (d) above, but excluding: environmental compliance files (other than the portions of such files which pertain to the Assets), legal files not pertaining to Assumed Liabilities, attorney-client communications or attorney work product materials and other similar documents covered by privilege, interpretations of technical data, records and documents subject to confidentiality provisions, and auditor's reports;

          (f)  Hydrocarbon Inventory and Line Fill;

          (g) all rights, interests and benefits to gas imbalances with respect to the Properties;

          (h)  the Included Facilities;

          (i) all other rights, privileges, benefits and powers conferred upon the owner and holder of the Leases, Easements, and Contracts, and property defined in (a) through (h) above.

     1.02.29   "PARTY" means either Buyer or Seller.

     1.02.30 "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, estate, unincorporated organization, other business entity or any Governmental Body.

     1.02.31 "PLUGGING AND ABANDONMENT" means all plugging and abandonment of wells, and associated removal of Other Property, the removal, capping or burying of all associated flowlines, the restoration of the surface, site clearance, and any disposal of related waste materials, including naturally occurring radioactive material (NORM) and asbestos on the Other Property removed. Plugging and Abandonment does not cover cleanup of polluted lands, air or water other than routine surface cleanup of the drillsite area normally associated with plugging and abandonment.

     1.02.32 "PROPERTY" means an accounting unit or property designation as set forth on Schedule G which is utilized by Seller for allocation of revenues and expenses from the associated Leases.

     1.02.33 "TAX" means any and all fees (including, without limitation, documentation, license, recording, filing and registration fees), taxes (including without limitation, production, gross receipts, ad valorem, value added, windfall profit tax, environmental tax, turnover, sales, use, property (tangible and intangible), stamp, leasing, lease, user, leasing use, excise, franchise, transfer, heating value, fuel, excess profits, occupational, interest equalization, lifting, oil, gas, or mineral production or severance, and other taxes), levies, imposts, duties, charges or withholdings of any nature whatsoever, imposed by any Governmental Body or taxing authority thereof, domestic or foreign, together with any and all penalties, fines, additions to Tax and interest thereon, whether or not such Tax shall be existing or hereafter adopted.

     1.02.34 "THIRD PERSON" means a Person other than a Party or an Affiliate of a Party.

1.03 OTHER DEFINITIONS IN THIS AGREEMENT. The following terms shall have the respective meanings ascribed to them in the Articles in which they are defined, as found on the following pages of this Agreement:

     TERM                                                                   PAGE
     ----                                                                   ----

     Accounting Firm . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     Allocated Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     Assignments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     Claim Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
     Deeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     Disputed Claim. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
     Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     Environmental Claims. . . . . . . . . . . . . . . . . . . . . . . . . . .23
     Environmental Condition . . . . . . . . . . . . . . . . . . . . . . . . .23
     Environmental Law . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
     Environmental Matter. . . . . . . . . . . . . . . . . . . . . . . . . . .24

     Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
     Final Recap . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     Final Recap Statement . . . . . . . . . . . . . . . . . . . . . . . . . .20
     Indemnified Party . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
     Indemnifying Party. . . . . . . . . . . . . . . . . . . . . . . . . . . .27
     Jaffe Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     Notice Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
     Property Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
     Purchase Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     Real and Personal Property Taxes. . . . . . . . . . . . . . . . . . . . .22
     Remediation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
     Remediation Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . .24

1.04 RULES OF CONSTRUCTION.  For purposes of this Agreement:

     1.04.01   GENERAL.  Unless the context otherwise requires

          (a)  "or" is not exclusive;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with accounting principles that are generally accepted in the United States of America;

          (c) words in the singular include the plural and words in the plural include the singular;

          (d) words in the masculine include the feminine and words in the feminine include the masculine;

          (e) any date specified for any action that is not a Business Day shall be deemed to mean the first Business Day after such date; and

          (f)  a reference to a Person includes its successors and assigns.

     1.04.02 ARTICLES. References to Articles are, unless otherwise specified, to Articles of this Agreement. Neither the captions to Articles nor the Table of Contents shall be deemed to be a part of this Agreement.

     1.04.03 EXHIBITS AND SCHEDULES. The Exhibits and Schedules form part of this Agreement and shall have the same force and effect as if set out in the body of this Agreement.

     1.04.04 OTHER AGREEMENTS. References herein to any agreement or other instrument shall, unless the context otherwise requires (or the definition thereof otherwise specifies), be deemed references to that agreement or instrument as it may from time to time be changed, amended or extended. There is no incorporation by reference unless stated.

1.05 PI ENERGY CORPORATION. Pi Energy Corporation joins in this Agreement as Seller only for assuring and guaranteeing to Seller the performance of all of Buyer's covenants, agreements, and obligations under this Agreement; Pi Energy Corporation shall not have any right, title, or interest in the Assets.

                                    ARTICLE 2
                                SALE AND PURCHASE

2.01 ASSETS. At the Closing, Seller shall and shall cause its Affiliates to sell, assign, transfer and convey to Redfish Bay Development Corporation the Assets and Buyer shall purchase and pay for the Assets and assume the Assumed Liabilities.

2.02 PURCHASE PRICE AND PAYMENT. The purchase price shall be $1,725,000.00, adjusted pursuant to Article 2.03 ("Purchase Price").

2.03 ADJUSTMENTS TO THE PURCHASE PRICE. The Purchase Price shall be adjusted as follows:

     2.03.01 UPWARD ADJUSTMENTS. The Purchase Price shall be adjusted upward by the following:

          (a) the amount of all direct costs and expenditures chargeable to Seller's interest incurred and paid by or on behalf of Seller (including prepayments of expenditures) that are attributable to

               (i) the drilling, completion, recompletion, reworking, operation and maintenance of the Assets on and after the Effective Date,

               (ii) bonuses, lease rentals and shut-in payments due after (and expressly excluding those due before) the Effective Date,

               (iii) ad valorem, property and other Taxes that are allocated to the Buyer pursuant to Article 5, and

               (iv) amounts relating to obligations arising under the Contracts with respect to operations or production after the Effective Date;

          (b) the value (based on the average December 1996 sales price from the Properties) of the Hydrocarbon Inventory net of all Taxes and Burdens, and less an appropriate deduction based on industry practice for basic sediment, water and other non-merchantable liquids;

          (c) the payments received by Seller from Third Persons for overhead under operating agreements for operations conducted during the period after the Effective Date;

          (d)  any other amount agreed upon by Seller and Buyer.

     2.03.02 DOWNWARD ADJUSTMENTS. The Purchase Price shall be adjusted downward by the following:

          (a) the amount of all proceeds received by Seller that are attributable to the ownership and operation of the Assets on or after the Effective Date, including, without limitation gross proceeds (net of Burdens) for Hydrocarbons sold; and

          (b)  the amount of

               (i) all direct unrelated Third Person costs and expenditures chargeable to Seller's interest and not paid by Seller that are attributable to the drilling, completion, recompletion, reworking, operation and maintenance of the Assets prior to the Effective Date,

               (ii) all bonuses, lease rentals and shut-in payments due prior to the Effective Date and not paid by Seller, and

               (iii) amounts relating to obligations arising under the Contracts, and COPAS charges all with respect to operations and production prior to the Effective Date and not paid by Seller and paid or assumed by Buyer;

          (c) the amount of the Phase One Development Fund that remains unspent under the terms of the Jaffe Agreement (defined below), as stated on
          Schedule 3.01.19; and

          (d)  any other amount agreed upon by Seller and Buyer.

     2.03.03 NO ADJUSTMENT. The Purchase Price shall not be adjusted with respect to the failure to install storm chokes as disclosed in Schedule 3.01.06.

2.04 ALLOCATION OF PURCHASE PRICE. Schedule G sets forth an allocation of the Purchase Price among Properties and other designated items that comprise the Assets, which allocation was prepared by Buyer (the "Allocated Value"). The allocation has been provided for the purpose of establishing a basis for certain Taxes, and for making adjustments under this Agreement. If necessary to determine the Allocated Value of a portion of any Property for which an Allocated Value is set forth on Schedule G, Seller's engineering performed prior to the execution of this Agreement and used to establish the Allocated Value for the entire Property (if any) shall govern the allocation to such portion, and if no such engineering was performed, such allocation shall be determined on a reasonable engineering basis consistent with the evaluation implicit in the Allocated Value shown on Schedule G.

2.05 TRANSFER OF THE ASSETS, ETC. At the Closing, Seller and Buyer shall execute and acknowledge, and Seller shall deliver, an assignment in the form of Exhibit A (the "Assignment"), the bill of sale which is contained in Exhibit B (the "Bill of Sale"), as well as such certificates or other documents as are required to effect the transfer of the Assets, or the subsequent operation thereof. Buyer and Seller shall also execute and deliver such change of operator forms as are required by applicable Governmental Bodies to transfer operatorship of the Assets to Buyer.

2.06 METHOD OF PAYMENT. Any amount payable under this Agreement shall be payable in immediately available funds by means of a wire transfer, if to Seller, to Seller's account at First Union National Bank, ABA # 053-000-219, for the benefit of Midland Resources, Inc., account number 2000000482590 (with immediate telephone notice to Mr. Ric Miller, telephone number (713) 873-4828, or if to Buyer, to Buyer's account as may be designated by Buyer.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

3.01 SELLER.  Seller represents and warrants to Buyer that:

     3.01.01 ORGANIZATION AND STANDING. Seller has been duly organized, validly existing in good standing under the laws of the State of Texas and is in good standing as a foreign corporation in all jurisdictions where the nature of its properties or business requires it.

     3.01.02 AUTHORITY. Seller has the corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action and this Agreement has been duly executed and delivered by Seller.

     3.01.03 VALIDITY OF AGREEMENT. This Agreement is a legal, valid and binding obligation of Seller enforceable against Seller in accordance with the terms of this Agreement, except as enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors' rights in general. The enforceability of Seller's obligations under this Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3.01.04 NO VIOLATION. The execution and delivery of this Agreement and the performance by the Seller of the terms of this Agreement do not conflict with or result in a violation of the Corporate Documents of Seller or any agreement, instrument, order, writ, judgment or decree to which Seller is a party or is subject.

     3.01.05 LEGAL PROCEEDINGS. Except as set forth on Schedule 3.01.05, as of the date of this Agreement, there are no pending suits, actions, arbitrations, mediations or proceedings as to which Seller has been served process or received notice before any court or Governmental Body which would adversely affect the Assets, or hinder, impede or prevent Seller from consummating the transactions contemplated by this Agreement. To Seller's Knowledge, there are no pending suits, actions, arbitrations, mediations or proceedings as to which Seller has not been served process or received notice, or that are threatened before any court or Governmental Body which would adversely affect the Assets, or hinder, impede or prevent Seller from consummating the transactions contemplated by this Agreement.

     3.01.06 COMPLIANCE WITH APPLICABLE LAWS. Except as set forth on Schedule 3.01.06, Seller, in the operation of those Assets that Seller operates and, to Seller's Knowledge, the operator in the case of those Assets Seller does not operate, is in compliance with any applicable laws, orders, rules, regulations, judgments or decrees of any Governmental Bodies, including the common or civil law, including but not limited to those relating to occupational safety and health, consumer product safety, employee benefits, environmental laws, zoning laws or regulations or other applicable laws or regulations ("Laws").

     3.01.07 CONTRACTS. Except as set forth on Schedule 3.01.07, the Assets are not subject to:

          (a) any instrument or agreement evidencing or related to indebtedness for borrowed money, whether directly or indirectly; or

          (b) any agreement not entered into in the ordinary course of business.

     3.01.08  ASSETS.  With respect to the Assets,

          (a) all Material Contracts are to Seller's Knowledge in full force and effect and are the valid and legally binding obligations of the parties thereto and are enforceable in accordance with their respective terms;

          (b) Seller is not in material breach or default with respect to any of its obligations pursuant to any such Material Contract;

          (c) all payments (including, without limitation, valid calls for advance payment under unit or operating agreements) due by Seller thereunder have been made by Seller;

          (d)  to Seller's Knowledge, and except to the extent stated in
          Schedule 3.01.08, no other party to any Material Contract relating to any Asset is in material breach or default with respect to any of its obligations thereunder to the extent such breach or default would have a material adverse impact on Seller or any of the Assets; and

          (e) neither Seller nor, to Seller's Knowledge, any other party to any Material Contract has given notice of any action to terminate, cancel, rescind, or procure a judicial reformation of a Material Contract or any provision thereof.

     3.01.09  AUTHORIZATIONS FOR EXPENDITURES.  Except as set forth on
     Schedule 3.01.09,

          (a) there are no outstanding calls under Authorizations for Expenditures for payments which are due or which Seller has committed to make which have not been made;

          (b) there are no material operations with respect to which Seller has become a non-consenting party where the effect of such non-consent is not disclosed on Schedule G, and

          (c) there are no commitments for the expenditure of funds for drilling or other capital projects other than projects with respect to which the operator is not required under the applicable operating agreement to seek consent.

     3.01.10 EQUIPMENT. All equipment and machinery used by Seller to operate the Assets has been maintained in accordance with good oil field practices and past practices in the field and to Seller's Knowledge all other equipment and machinery used by Third Persons to operate the Assets has been so maintained.

     3.01.11 WELLS. Except to the extent set forth on Schedule 3.01.11A, to Seller's Knowledge, no well included in the Assets is subject to penalties on allowables because of any overproduction or any other violation of applicable Laws. Since the Identification Date, Seller has not, except in the reasonable and fair conduct of operations, increased the rate of production from the Properties from prior average rates, or depleted the Line Fill. Except for the wells listed in Schedule 3.01.11B, there are no wells located on the Leases that Seller or operator is currently obligated by order of any Governmental Body to plug and abandon within a time certain.

     3.01.12 EXCHANGE OF EQUIPMENT. Except as set forth in Schedule 3.01.12, since the Identification Date with respect to each of the Assets,

          (a) Seller has not exchanged any Other Property for property of lesser value, and

          (b) Seller has not removed any idle or other equipment or inventory from the Assets.

     3.01.13 PAYOUT BALANCES. The payout balances (or expenditure balances) with respect to any of the Contracts or any of the Assets that are subject to future change on account of reversionary interests, non-consent penalties or similar agreements or arrangements are set forth on Schedule 3.01.13 and are correct as of the dates shown on such statements.

     3.01.14 NO PREFERENTIAL RIGHTS. The Assets are free of any preferential rights to purchase, rights of first refusal, required consents to assign, maintenance of uniform interest clause, or similar restrictions, conditions, or requirements for an effective and unrestricted transfer of the Assets to Buyer.

     3.01.15 NO CONSENTS REQUIRED. Except as set forth on Schedule 3.01.15 and except for consents and filings required from Governmental Bodies as part of an ordinary course transfer, no consents, approvals or other action by, or filing with any Person or Governmental Body is required in connection with the execution, delivery and performance by Seller of this Agreement.

     3.01.16 PREPAYMENT. Seller has not received any payments by virtue of a prepayment arrangement under any Contract (or entered into a prepayment arrangement) for the sale of Hydrocarbons, of a production payment or of any other arrangement (other than gas balancing arrangements), which would obligate Seller to deliver Hydrocarbons produced from the Assets at some future time without receiving full payment therefor.

     3.01.17 PAYMENTS. To Seller's Knowledge, all payments of any kind required to be made by Seller to Third Persons or an Affiliate of Seller under any Contract or otherwise with respect to the Assets have been properly and timely paid, except for any such payments which are being contested in good faith.

     3.01.18 CONDUCT OF BUSINESS. Except as set forth on Schedule 3.01.18, limited to Seller's knowledge as to Assets relating to Leases of which Seller is not the operator and not so limited as to the remainder of the Assets, since the Identification Date the Assets have been operated in accordance with good oilfield practices consistent with past practices and in the ordinary course of business.

     3.01.19 JAFFE AGREEMENT. That certain Purchase and Sale Agreement, Stipulation of Interest and Development Agreement between Midland Resources, Inc. and Jaffe Energy, Inc. et al. dated February 14, 1995 (the "Jaffe Agreement"), remains in force and effect and, to the Knowledge of Seller, neither Assignee nor Assignors (as identified in the Jaffe Agreement) are in material default of any of its covenants, conditions, representations or warranties. None of the Assignors has asserted any breach of the Jaffe Agreement by Assignee. Assignee has properly spent the Phase One Development Fund (as defined in the Jaffe Agreement) under the terms of the Jaffe Agreement and in accordance with the Phase One Development Plan (as defined in the Jaffe Agreement), except to the extent of the outstanding balance identified on Schedule 3.01.19 attached to this Agreement. Buyer has the right to assume the Jaffe Agreement without condition. The Effective Date of the Jaffe Agreement is April 10,

     1995, and Buyer, as assignee of the Jaffe Agreement, has until 7:00 a.m. on April 10, 1997, to complete expenditure of the Phase One Development Fund.

     3.1.20   LOSSES.   Since the Effective Date, no material portion of any
     Asset has been destroyed by fire or other casualty, taken in condemnation or under the right of eminent domain, and no proceedings for such purposes are pending or threatened.

     3.1.21 CHANGES. Since the Effective Date Seller has not: waived or compromised any rights or claims in excess of $10,000 with respect to the Assets; incurred any material obligations or liabilities with respect to the Assets; entered into any new material agreements or commitments with respect to the Assets; abandoned any property which includes Leases and is capable of producing Hydrocarbons in paying quantities; modified in any material respect any of the Leases or the Material Contracts; encumbered, sold or otherwise disposed of an of the Assets, other than Other Property which is replaced by equivalent property or which is consumed in normal operations; made or obligated itself to make any single expenditure for Seller's interest on any well in excess of $10,000 other than expenditures that are permitted under existing applicable operating agreements; accelerated the rate of production from the Leases other than in the ordinary course of business and consistent with standard oilfield practices; or diminished the Hydrocarbons used for Line Fill from the quantities present at the time the assets were identified for sale or thereafter otherwise than in the ordinary course of business and consistent with standard oilfield practices.

     3.1.22 IMBALANCES. There is no imbalance in the production, delivery, and sale of Hydrocarbons from the Leases, whether at the wellhead, at a plant, at a pipeline interconnect, or otherwise. Seller is entitled to share according to its interest of record in the production, delivery, and sale of all Hydrocarbons produced from the Leases.

3.2  BUYER.  Buyer represents and warrants to Seller that:

     3.2.1 ORGANIZATION AND STANDING. Buyer has been duly organized, validly existing in good standing under the laws of the State of Texas and is in good standing as a foreign corporation in all jurisdictions where the nature of its properties or business requires it and is duly qualified to own Texas State leases, or will so qualify in the course of accepting the Assignment.

     3.2.2 AUTHORITY. Buyer has the corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action and this Agreement has been duly executed and delivered.

     3.2.3 VALIDITY OF AGREEMENT. This Agreement is a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with the terms of this Agreement, except as enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors' rights in general. The enforceability of Buyer's obligations under this Agreement is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     3.2.4 NO VIOLATION. The execution and delivery of this Agreement and the performance by Buyer of the terms of this Agreement do not conflict with or result in a violation of the Corporate Documents of Buyer or of any agreement, instrument, order, writ, judgment or decree to which Buyer is a party or is subject.

     3.2.5 NO CONSENTS REQUIRED. No consents, approvals or other action by, or filing with any Person or Governmental Body is required in connection with the execution, delivery and performance by Buyer of this Agreement.

     3.2.6 SECURITIES REPRESENTATION. Buyer is an experienced and knowledgeable investor and operator in the oil and gas business and is acquiring the Assets for Buyer's own account and not with a view to, or for offer of resale in connection with, a distribution thereof, within the meaning of the Securities Act of 1933.

3.3 DISCLAIMER. THERE ARE NO WARRANTIES, REPRESENTATIONS OR IMPLIED COVENANTS BETWEEN THE PARTIES EXCEPT THE MATTERS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES ATTACHED HERETO AND THE DOCUMENTS, CONVEYANCES AND INSTRUMENTS TO BE DELIVERED BY THE PARTIES AT AND AFTER CLOSING. THE PARTIES RESPECTIVELY DISCLAIM ANY OTHER WARRANTIES OR REPRESENTATIONS INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES AND REPRESENTATIONS IMPLIED UNDER ANY STATUTE OR LAW. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT:

     3.3.1 ALL THE INFORMATION, STATISTICS, SUMMARIES, AND FACSIMILES FURNISHED BY OR ON BEHALF OF SELLER HEREWITH, HEREUNDER, OR PRIOR TO THE EXECUTION OF THIS AGREEMENT ARE FURNISHED OR WILL BE FURNISHED FOR BUYER'S USE AT BUYER'S SOLE RISK. ALL SUCH INFORMATION HAS BEEN COMPILED OR PREPARED BY SELLER BASED UPON ITS FILES AND RECORDS AND SUCH INFORMATION IS BELIEVED TO BE CORRECT, BUT SELLER MAKES NO REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE ACCURACY, CORRECTNESS, COMPLETENESS, OR THE ADEQUACY OF SAME AND DOES NOT WARRANT OR GUARANTEE SUCH INFORMATION IN ANY WAY. SELLER HAS MADE NO STATEMENTS OR REPRESENTATIONS CONCERNING THE PRESENT OR FUTURE VALUE OF THE ANTICIPATED INCOME, COSTS, OR PROFITS, IF ANY, TO BE DERIVED FROM THE PROPERTIES. BUYER IS RESPONSIBLE FOR MAKING SUCH INDEPENDENT INVESTIGATION AND EVALUATION OF THE PROPERTIES AS BUYER SHALL DEEM APPROPRIATE, REALIZING THAT SELLER DOES NOT ASSUME AND SHALL

     HAVE NO LIABILITY TO BUYER OR ANY OTHER PARTY FOR ANY RELIANCE WHICH MAY BE PLACED ON THE INFORMATION, STATISTICS, SUMMARIES, OR FACSIMILES FURNISHED HEREWITH OR HEREUNDER OR ANY STATEMENTS MADE HEREIN. SPECIFICALLY, BUT WITHOUT LIMITING THE GENERALITY OF THE FOREGOING:

          (a) THE DESCRIPTION OF LEASES INCLUDED IN THE PROPERTIES, THE ACREAGE PURPORTED TO BE COVERED THEREBY, DEPTH LIMITATIONS (IF ANY), ROYALTY AND OTHER BURDENS AFFECTING SAME, AND QUANTUM OF INTEREST HAVE BEEN DERIVED STRICTLY FROM SELLER'S RECORDS AND SELLER HAS NOT UNDERTAKEN ANY EXAMINATION OF TITLE TO VERIFY SAME, SELLER WARRANTS TITLE TO THE PROPERTIES ONLY AS TO ANY CLAIMS BROUGHT BY, THROUGH, OR UNDER SELLER, BUT NOT OTHERWISE, AND BUYER SHOULD THEREFORE UNDERTAKE SUCH TITLE EXAMINATION AS IT DEEMS APPROPRIATE PRIOR TO CLOSING; AND

          (b) ANY DESCRIPTION OF WELLS AND EQUIPMENT INCLUDED IN THE PROPERTIES HAS BEEN COMPILED STRICTLY FROM SELLER'S RECORDS, RATHER THAN FROM AN ON-THE-GROUND INVENTORY. PRIOR TO CLOSING, BUYER SHOULD UNDERTAKE SUCH INSPECTION OR INVENTORY AS IT DEEMS APPROPRIATE TO DETERMINE WHETHER THE EQUIPMENT SO DESCRIBED IS IN FACT IN PLACE.

     3.3.2 SELLER MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER AS TO THE REGULATORY STATUS OF THE PROPERTIES, AND BUYER SHOULD SATISFY ITSELF AS TO SUCH MATTERS PRIOR TO CLOSING.

     3.3.3 CONVEYANCE OF THE PROPERTIES WILL BE MADE WITHOUT WARRANTIES, EXPRESS OR IMPLIED IN FACT OR IN LAW, AS TO MERCHANTABILITY, DURABILITY, USE, OPERATION, FITNESS FOR ANY PARTICULAR PURPOSE, CONDITION, OR SAFETY OF THE PROPERTIES, COMPLIANCE WITH REGULATORY AND ENVIRONMENTAL REQUIREMENTS OR OTHERWISE.

     3.3.4 BUYER HEREBY AGREES THAT IT HAS INSPECTED OR BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTIES, INCLUDING, WITHOUT LIMITATION, THE LEASES AND THE CONTRACTS, WELLS, PERSONAL PROPERTY, AND EQUIPMENT ASSIGNED AND CONVEYED HEREIN AND THAT IT ACCEPTS THE SAME "AS IS" AND "WITH ALL FAULTS." BUYER RELEASES SELLER FROM LOSSES (AS DEFINED HEREIN) WITH RESPECT TO THE PROPERTIES, WHETHER OR NOT CAUSED BY OR ATTRIBUTABLE TO SELLER'S NEGLIGENCE AND WHETHER OR NOT ARISING FROM OR IN CONNECTION

     WITH OR DURING THE PERIOD OF SELLER'S OWNERSHIP, OPERATION, OR USE OF
     THE PROPERTIES. WITHOUT LIMITING THE ABOVE, BUYER WAIVES ITS RIGHT TO RECOVER FROM SELLER AND FOREVER RELEASES AND DISCHARGES SELLER FROM ANY AND ALL LOSSES, PENALTIES, FINES, LIENS, JUDGMENTS, COSTS AND EXPENSES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ATTORNEY FEES AND COSTS), WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN,
     THAT MAY ARISE ON ACCOUNT OF OR IN ANY WAY BE CONNECTED WITH THE
     PHYSICAL CONDITION OF THE PROPERTIES OR ANY LAW OR REGULATION
     APPLICABLE THERETO, INCLUDING, WITHOUT LIMITATION, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS
     AMENDED (42 U.S.C. 9601 ET. SEQ.), THE RESOURCE CONVERSATION AND
     RECOVERY ACT OF 1976 (42 U.S.C. 6901 ET. SEQ)., THE CLEAN WATER ACT (33 U.S.C. 466 ET. SEQ.), THE SAFE DRINKING WATER ACT (14 U.S.C. 1401-1450), THE HAZARDOUS MATERIALS TRANSPORTATION ACT (49 U.S.C. 1801 ET. SEQ.), THE TOXIC SUBSTANCE CONTROL ACT (16 U.S.C. 2601-2629) AND ALL APPLICABLE STATE OR LOCAL LAWS.

     3.3.5 BUYER AND SELLER WAIVE ANY RIGHT, CLAIM, LOSS, OR DAMAGE UNDER THE TEXAS DECEPTIVE TRADE PRACTICES ACT RELATING TO THIS AGREEMENT OR ITS NEGOTIATION, EXECUTION, OR PERFORMANCE.

                                    ARTICLE 4
                                    COVENANTS

4.1  COVENANTS OF BUYER.  Buyer covenants with Seller as follows:

     4.1.1 PERFORMANCE BONDS, GUARANTIES, ETC. With respect to any surety bonds, performance bonds, guarantees or financial assurances relating to the Assets, on which Seller or its Affiliates are principals or guarantors, Buyer shall cause such surety bonds, performance bonds, guarantees or financial assurances to be replaced or otherwise released within 90 days after the Closing Date. Buyer shall reimburse Seller for any amounts paid by Seller with respect to such surety bonds, performance bonds, guarantees or financial assurances related to periods on and after the Closing Date until replaced by Buyer's instruments.

     4.1.2 ASSUMPTION OF ASSUMED LIABILITIES. At the Closing, with effect as of the Effective Date, Buyer shall assume the Assumed Liabilities.

4.2 COVENANTS OF SELLER AND BUYER. Seller and Buyer covenant to each other as follows:

     4.2.1 RECORDING. Buyer shall be solely responsible for promptly recording the Assignments, Deeds, and any other documents related to the conveyance of the Assets, at Buyer's expense, and shall promptly furnish Seller with the recording information. Seller shall cooperate fully in the preparation and execution of, and Buyer shall be responsible for preparing and making, all filings with state and federal agencies for change of operator, and shall promptly provide Buyer with the original approved copies of all such filings, or confirmation thereof. All governmental office recording and filing fees shall be paid by Buyer.

     4.2.2 BROKERS. The Parties represent to each other, that no broker, finder, financial advisor or similar person has been retained by a Party except as set forth in Schedule 4.02.02.

     4.2.3 CERTAIN FILINGS, CONSENTS AND PERMITS. Buyer and Seller shall cooperate with one another in:

          (a) determining whether any filings are required to be made or consents, approvals, permits or authorizations are required to be obtained under any Laws; and

          (b) making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such consents, permits, authorizations, approvals or waivers.

     4.2.4 POST-CLOSING ACCESS. Except as otherwise expressly provided herein, from and after the Closing Date, Buyer and Seller shall reasonably cooperate and afford each other or cause to be afforded to their respective officers, employees, accountants and other representatives access, upon reasonable notice, during business hours, to review and copy the books, documents, databases or other records relating to the Assets, not including the Excluded Assets, (and the Parties shall cooperate and assist one another in identifying and locating such books, documents, databases, records, or employees files or other information the Parties), interview, depose or seek testimony of employees, provide assistance in proceedings with employees as witnesses or advisors, investigate the physical premises, take photographs or videotapes, identify employees and contractors with knowledge of any matter which is the subject of a claim for which a Party has responsibility and make such employees available to such Party and provide reasonable office space to do any of the foregoing in connection with any matter affecting or alleged to affect the Party requesting such access.

     4.2.5 EMPLOYEE MATTERS. Buyer shall have the right to solicit the field employees of Seller who work directly on or in connection with the Assets ("Employees"), and shall have the right to offer employment to and hire any such Employees.

     4.2.6 FINAL RECAPITULATION SETTLEMENT; SUBSEQUENT AUDITS AND SETTLEMENTS. With respect to final recapitulation and audits;

          (a) During the 60 days following the Closing Date, Seller and Buyer shall each have the right, during normal business hours, to audit, inspect, and copy the books and records of the other relating to the Assets and production and sale of Hydrocarbons from the Assets.

          (b) Within 60 days after the Closing Date, Seller shall provide to Buyer, for Buyer's review, a proposed final recapitulation settlement in the form of the Preliminary Settlement Statement (the "Final Recap Statement") to account for all adjustments to the Purchase Price known as of such date pursuant to Article 2.03 (the "Final Recap"). Buyer shall have the right, within 30 days after receipt of the Final Recap Statement, to audit the Final Recap Statement. If Buyer disagrees with the Final Recap Statement, Buyer and Seller shall use best efforts to reach agreement within 15 days following Buyer's audit of the Final Recap Statement.

          (c) Should the Parties be unable to resolve any disagreements, such disagreement shall, at the earliest practicable date, be referred, by either or both of the Parties, to a mutually acceptable accounting firm (the "Accounting Firm"), along with all audit reports, work papers, schedules and calculations related to the matter in dispute. Within 25 days after such submission, the Accounting Firm shall issue a letter report determining the Final Recap, which shall be final and binding. Any fees and expenses incurred in resolving disputes shall be borne equally by the Parties.

          (d) Payment of any amounts owed under the Final Recap is due 30 days from the date Seller and Buyer agree on the Final Recap Statement, or ten days from the determination of the Final Recap by the Accounting Firm, whichever is later. Interest will be applied at the Agreed Rate to any amounts if not paid when due.

          (e)  Following the Closing

               (i) revenue received by either Party that belongs to the other Party shall be remitted to the other Party at least monthly, and

               (ii) invoices received by a Party that are the obligation of the other Party shall be forwarded to the other Party within ten days of receipt of the invoice.

     4.2.7 FURTHER ASSURANCES. Each Party shall, from time to time at the request of the other, and without further consideration, execute and deliver such other instruments of sale, transfer, conveyance, assignment, clarification and termination and take such other action as the Party making the request may reasonably require to effect the intentions of the Parties, including those required to sell, transfer, convey and assign to, and vest in Buyer, and to place Buyer in possession of the Assets and to transfer, assign or convey the Excluded Assets to Seller. Seller intends to convey the Assets at Closing; however, in the event it is determined after Closing that:

          (a) any part of the Assets was not in fact conveyed to Buyer, and that the title to any part of the Assets is incorrectly in the name of Seller; or

          (b) any Excluded Asset is conveyed to Buyer and that the title to such Excluded Asset is incorrectly in the name of Buyer;

     then each Party shall take all such action reasonably necessary to correctly convey any part of Assets to Buyer, or any part of the Excluded Assets to Seller.

     4.2.8 FILES TRANSFER. Seller shall deliver, at Seller's premises within 15 days after the Closing Date, the originals of all the files and records described in item (e) set forth in the definition of Other Property except where such original files also relate to a property retained by Seller, in which case Seller shall deliver copies of such files and shall provide Buyer with access to the original files as reasonably requested by Buyer (but Buyer shall always receive the originals of well logs for the wells completed or attempted to be completed within depths included within the Assets). In the event Seller has delivered originals of files to Buyer, Seller shall have the right to make copies of all originals. Seller and Buyer shall be equally responsible for the cost of copying these materials. BUYER SHALL ACCEPT ALL FILES AND RECORDS DESCRIBED IN ITEM (e) OF THE DEFINITION OF OTHER PROPERTY WITHOUT ANY WARRANTY OR REPRESENTATION REGARDING ACCURACY OR CORRECTNESS THEREOF.

     4.2.9 PLUGGING AND ABANDONMENT. Upon Closing, Buyer shall assume all of Seller's Plugging and Abandonment obligations associated with the Assets as of the Effective Date and shall conduct such Plugging and Abandonment operations in compliance with applicable Laws and in a good and workmanlike manner.

                                    ARTICLE 5
                                      TAXES

5.1 PAYMENT AND APPORTIONMENT OF REAL PROPERTY TAXES AND PERSONAL PROPERTY TAXES. With respect to Taxes:

     5.1.1 REAL AND PERSONAL PROPERTY TAXES. All ad valorem taxes, real property taxes and personal property taxes ("Real and Personal Property Taxes") for the year in which the Effective Date occurs shall be apportioned as of the Effective Date between Seller and Buyer. Seller shall be liable for the portion of such Real and Personal Property Taxes based upon the number of days in the year occurring prior to the Effective Date, and Buyer shall be liable for the portion of such taxes based upon the number of days in the year occurring on and after the Effective Date. For any year in which an apportionment is required, Buyer shall file all required reports and returns incident to these taxes and shall remit to the appropriate taxing authorities all such taxes assessed for the year in which the Effective Date occurs. Seller shall pay to Buyer, at the time of Buyer's remittance, Seller's share of such taxes.

     5.1.2 LIABILITY AND RIGHT TO PURSUE CLAIMS. Seller shall retain liability for all adjustments, examinations or claims relating to Taxes that are paid by Seller and that are allocated to Seller pursuant to this Article 5.01. Seller shall administer and defend any examination, claim or adjustments arising in connection with Taxes which are allocated to Seller pursuant to this Article 5.01.

5.2 OTHER TAXES. All excise, severance, windfall profit and other Taxes relating to production of Hydrocarbons attributable to the Assets prior to the Effective Date shall be allocated to Seller, and all such Taxes relating to production on or after the Effective Date shall be apportioned to Buyer. Buyer shall file any reports or returns not filed as of the Closing, and shall remit to the proper taxing authorities any such Taxes allocated to Seller, but not paid as of the Closing. Seller shall pay Seller's share of such Taxes at the time Buyer remits such Taxes.

5.3 SALES TAXES. The Purchase Price does not include any sales Taxes or other transfer Taxes imposed in connection with the sale of the Assets. Buyer shall pay any sales Tax or other transfer Tax, as well as any applicable conveyance, transfer and recording fee, and real estate transfer stamps or taxes imposed on the transfer of the Assets pursuant to this Agreement. If Buyer is of the opinion that it is exempt from the payment of any such sales Tax or other transfer Tax, Buyer shall furnish to Seller the appropriate tax exemption certificate.

5.4 TAX PROCEEDINGS. In the event Buyer or any of Buyer's Affiliates receives notice of any examination, claim, adjustment or other proceeding relating to the liability for Taxes of or with respect to Seller for any period Seller is or may be liable under Article 5.01.02, Buyer shall notify Seller in writing within 20 days of receiving notice thereof. As to any such Taxes for which Seller is or may be liable under Article 5.01.02, Seller shall, at Seller's expense, control or settle the contest of such examination, claim, adjustment or other proceeding, and shall indemnify Buyer against all Losses in connection therewith. The Parties shall cooperate with each other and with their respective Affiliates in the negotiations and settlement of any proceeding described in this Article 5.04. Buyer shall provide, or cause to be provided, to Seller necessary authorizations, including powers of attorney, to control any proceeding which Seller is entitled to control pursuant to Article 5.

5.5 PURCHASE PRICE ALLOCATION. The allocation of Purchase Price provided for in Article 2.04 is intended to comply with the allocation method required by
Section 1060 of the Code. Buyer and Seller shall cooperate to comply with all substantive and procedural requirements of Section 1060 and regulations thereunder, including without limitation the filing by Buyer and Seller of an IRS Form 8594 with their federal income tax returns for the taxable year in which the Closing occurs. .

                                    ARTICLE 6
                              ENVIRONMENTAL MATTERS

6.1 DEFINITIONS. For the purposes of this Agreement, the following terms have the following meanings:

     6.1.1 "Environmental Claims" means actions, claims, or proceedings by Third Persons associated with the Property Interests and based on Environmental Conditions or

     Environmental Law in connection with any chemical substance on or originating from a Property Interest prior to the Effective Date, except for the portion of any such claim associated with Remediation.

     6.1.2 "Environmental Condition" means a condition that exists prior to the Effective Date, and only to the extent in existence on the Effective Date, with respect to the air, land, soil, surface, subsurface strata, surface water, ground water, or sediments which causes a Property Interest to be subject to Remediation under, or not in compliance with, an Environmental Law or a lease or agreement, excluding Plugging and Abandonment.

     6.1.3 "Environmental Law" means any Law relating to pollution, the protection of the environment, or the release or disposal of waste materials, but shall not include any Law associated with Plugging and Abandonment.

     6.1.4 "Environmental Matter" means an Environmental Condition or an Environmental Claim.

     6.1.5 "Expenses" means the actual amounts expended under a Remediation Plan to remedy an Environmental Condition, and amounts expended to determine the extent of the Environmental Condition and to determine the appropriate means of Remediation, but not Buyer's investigation expenses (including costs of surveys, audits or analyses) prior to Buyer notifying Seller of the potential Environmental Condition.

     6.1.6   "Property Interest" means any single Lease or Easement.

     6.1.7 "Remediation" means actions taken to correct an Environmental Condition and implement the terms of a Remediation Plan.

     6.1.8 "Remediation Plan" means the written plan, and any amendments thereof, that sets forth the actions to be taken to effect any necessary Remediation of a single Environmental Condition or a group of related and reasonably proximate Environmental Conditions, and necessary to bring a Property Interest or Property Interests into compliance with Environmental Law, or a lease or agreement and, if appropriate, approved by any applicable Governmental Body.

6.2  SELLER REPRESENTATIONS.  Seller represents and warrants to Buyer that:

     6.2.1 DISCLOSURE. Seller has no Knowledge of any facts or circumstances that are likely to result in Losses to Seller or Buyer under this Agreement for any single Environmental Matter in excess of $25,000.00.

     6.2.2 PAST USE OF PROPERTY INTEREST. To the Seller's Knowledge, at no time have the Property Interests been used by Seller or others as a landfill or for waste disposal, other than such activities associated with normal oil field operations.

     6.2.3 OFFSITE DISPOSAL. To the Seller's Knowledge, at no time have hazardous waste or hazardous substances from the Property Interests been disposed of otherwise than in accordance with applicable law.

6.3 SELLER'S INDEMNITY. Except as set forth in Article 6.04, Seller shall indemnify, defend, and hold Buyer harmless from any and all:

     6.3.1   Expenses;

     6.3.2   Losses associated with Environmental Claims;

     6.3.3 breaches of any representation, warranty, covenant, or agreement of Seller in Article 6.02.

6.4  LIMITATIONS.  With regard to Article 6.03:

     6.4.1   Seller shall be liable for all Expenses or Losses under Article
     6.03 except as follows:

          (a) Seller shall not be liable for Expenses or Losses less than a cumulative total of $25,000;

          (b) Seller shall not be liable for Expenses or Losses in excess of a cumulative total of $125,000; and

          (c)  Seller shall be responsible only for Expenses and Losses under
          Article 6.03 with respect to which Buyer gives Seller written notice prior to 45 days from the Effective Date.

     6.4.2 If Buyer timely claims Expenses and Losses in excess of $125,000, then either Buyer or Seller may elect within 60 days after the Closing Date to rescind the transaction called for by this Agreement, and Buyer shall promptly reconvey the Assets to Seller. In the event of such a reconveyance, Buyer shall indemnify and hold harmless Seller from all Losses and Expenses (of any kind) relating to the Assets during the period of time between the Closing Date and the date of reconveyance, and Seller shall indemnify and hold harmless Buyer from all Losses and Expenses (of any kind) relating to the Assets during all other periods of time. In the event of reconveyance, Buyer shall be entitled to recovery, only from production of Hydrocarbons from the Leases after the Effective Date and before reconveyance, of its expenses incurred in the operation and development of the Assets during its period of ownership of the Assets, and Seller shall be entitled to all other income from the Assets.

6.05 BUYER'S RESPONSIBILITIES. Except in the event of reconveyance as provided in Article 6.04, Buyer shall indemnify, defend, and hold Seller harmless from any and all Expenses or Losses resulting from Environmental Matters arising with respect to the Property Interests on or after the Effective Date.

6.06 EXCLUSIVE REMEDIES. The rights and remedies granted each Party in Article 6 are exclusive rights and remedies against the other Party related to any defined Environmental Condition and to any Environmental Claims asserted in writing after the Closing.

                                    ARTICLE 7
                                    INDEMNITY

7.01  GENERAL INDEMNIFICATION.

     7.1.1 SELLER. For the period set forth in Article 7.01.03, and except with respect to Taxes (which are covered by Article 5), and Environmental Matters (which are covered by Article 6), Seller shall indemnify, defend and hold harmless Buyer from and against all Losses based upon, arising out of, in connection with, or relating to:

          (a) any breach of any covenant or agreement of Seller contained in this Agreement;

          (b) any breach of any representation or warranty of Seller contained in this Agreement;

          (c) any matter arising in connection with the ownership or operation of or production of Hydrocarbons from the Assets on or after April 10, 1995, and prior to the Effective Date;

          (d) all actions, proceedings, claims, litigation, arbitration, mediation or other dispute resolution procedure pending as of the Effective Date relating to or affecting the Assets; and

          (e)  the matters set forth on Schedules 3.01.05.

     7.01.02 BUYER. For the period set forth in Article 7.01.03, and except with respect to Taxes (which are covered in Article 5) and Environmental Matters (which are covered by Article 6), Buyer shall indemnify, defend and hold harmless Seller from and against all Losses based upon, arising out of, in connection with, or relating to:

          (a) any breach of any covenant or agreement of Buyer contained in this Agreement;

          (b) any breach of any representation or warranty of Buyer contained in this Agreement;

          (c) if the Closing occurs, any matter arising in connection with the ownership or operation of or production of Hydrocarbons from the Assets from and after the Effective Date; and

          (d)  the Assumed Liabilities.

     7.01.03 DURATION. The indemnities set forth in Articles 7.01.01(a), (c), and (d), and in Article 7.01.02, shall apply only to Losses as to which claims are asserted under Article 7.02 on or before three years after the Closing Date. The indemnity set forth in Article 7.01.01(e) shall survive without limit. The indemnities set forth in Articles 7.01.01(b) and 7.01.02(b) shall survive for a period of one year after the Closing Date.

7.02 METHOD OF ASSERTING CLAIMS, ETC. Except for claims under Article 5 (Taxes) and claims for reimbursement for Remediation under Article 6 (Environmental), all claims for indemnification under this Agreement shall be asserted and resolved as provided in this Article 7.02. The provisions of Articles 7.02.01 and 7.02.02 shall be covenants and not conditions to the defense and indemnity obligations to which they apply.

     7.02.01 THIRD PERSON CLAIMS. In the event that any claim for which a Party providing indemnification (the "Indemnifying Party") would be liable to a Party or any of its officers, directors, employees, agents or representatives entitled to indemnification hereunder (the "Indemnified Party") is asserted against or sought to be collected by a Third Person, the Indemnified Party shall promptly notify the Indemnifying Party of such claim, specifying the nature of such claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim) (the "Claim Notice"). The Indemnifying Party shall have 30 days from its receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party

          (a) whether or not it disputes its liability to the Indemnified Party hereunder with respect to such claim, and

          (b) if it does not dispute such liability, whether or not it desires, at its sole cost and expense, to defend the Indemnified Party against such claim; provided, however, that the Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading, submission or document which it shall deem necessary or appropriate to protect its interests.

     In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it does not dispute such liability and desires to defend against such claim or demand, then, except as hereinafter provided, the Indemnifying Party shall have the right to defend such claim or demand by appropriate proceedings, which proceedings shall be promptly settled or prosecuted to a final conclusion, in such a manner as to avoid any risk of the Indemnified
     Party becoming subject to liability. If the Indemnified Party desires to participate in, but not control, any such defense or settlement, it may do so at its own cost and expense. If the Indemnifying Party disputes its liability with respect to such claim, or elects not to defend against such claim, whether by not giving timely notice as provided above or otherwise, the Indemnified Party shall have the right but not the obligation to defend against such claim, and the amount of any such claim, or if the same be contested by the Indemnifying Party or by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful, shall be conclusively deemed to be a liability of the Indemnifying Party hereunder (subject, if it has timely disputed liability, to a determination in accordance with Article 7.03.03 that the disputed liability is covered by this Article 7.)

     7.02.02 OTHER CLAIMS. In the event that the Indemnified Party shall have a claim against the Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a Third Person, the Indemnified Party shall promptly send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within the Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder.

7.03 PAYMENT. Payments for claims asserted under Article 7.02 shall be made as follows:

     7.03.01 PAYMENT OF UNDISPUTED AMOUNT. In the event that the Indemnifying Party is required to make any payment, the Indemnifying Party shall promptly pay the Indemnified Party the amount so determined. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed, the Indemnifying Party shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute. The difference, if any, between the amount of the obligation ultimately determined as properly payable and the portion, if any theretofore paid, shall bear interest at the Agreed Rate. Upon the payment in full of any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any Person or other entity with respect to the subject matter of such claim.

     7.03.02 INTEREST. If all or part of any indemnification obligation under this Agreement is not paid when due upon resolution of the claim, then the Indemnifying Party shall pay on demand to the Indemnified Party interest at the Agreed Rate on the unpaid amount of the obligation for each day from the date the amount became due until payment in full.

     7.03.03 DISPUTED CLAIMS. If the Indemnifying Party shall notify the Indemnified Party during the Notice Period that it disputes any claim asserted under Article 8.02 (the "Disputed Claim"), the Disputed Claim shall be subject to arbitration as provided in this Agreement.

                                    ARTICLE 8
                              CONDITIONS PRECEDENT

8.01 CONDITIONS PRECEDENT OF BUYER. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the following conditions:

     8.01.01 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties of Seller contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof, or in connection with the transactions contemplated hereby, were true and complete when made, and shall be true and complete on and as of the Closing Date as though such representations and warranties were made at and as of such date except as otherwise expressly provided herein.

     8.01.02 COMPLIANCE WITH AGREEMENT. On and as of the Closing Date, Seller shall have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with prior to or on the Closing Date.

     8.01.03 CERTIFIED RESOLUTIONS AND OFFICERS' CERTIFICATE. Seller shall have delivered to Buyer
          (a) a certificate dated the Closing Date signed by the Secretary or an Assistant Secretary of Seller with respect to the action of Seller's Board of Directors authorizing the transactions contemplated by this Agreement, and

          (b) a certificate, dated the Closing Date and signed by the President or a Vice President of Seller certifying in such detail as Buyer may reasonably request to the fulfillment of the conditions specified in Articles 8.02.01 and 8.02.02.

     8.01.04 INJUNCTION. On the Closing Date, there shall be no injunction, writ, or preliminary restraining order or any order of any nature issued by a court or other Governmental Body of competent jurisdiction directing that the transaction provided for herein or any of them not be consummated as herein provided or imposing any conditions on the consummation of the transactions contemplated hereby and no material proceeding or lawsuit shall have been commenced or threatened by any Governmental Body or other Person with respect to any of the transactions contemplated by this Agreement.

     8.01.05 CONVEYANCE. Seller shall execute, acknowledge and deliver to Buyer the Assignment and Bill of Sale, as well as change of operator forms required by applicable Laws and such other documents as may be necessary to carry out the purpose of this Agreement.

     8.01.06 LETTERS IN LIEU. Buyer and Seller shall execute, acknowledge and deliver all Letters in Lieu.

     8.01.07 NO MATERIAL ADVERSE CHANGE. Since the Effective Date, there shall not have occurred with respect to the Assets as a whole any material adverse change in the condition or value thereof other than changes in the ordinary course of business, changes occurring on account of normal declines in production, changes in the value of such properties other than changes resulting from events or circumstances that affect the oil and gas industry generally.

8.02 CONDITIONS PRECEDENT OF SELLER. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the following conditions:

     8.02.01 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties of Buyer contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof, or in connection with the transactions contemplated hereby, were true and complete when made, and shall be true and complete on and as of the Closing Date as though such representations and warranties were made at and as of such date except as otherwise expressly provided herein.

     8.02.02 COMPLIANCE WITH AGREEMENT. On and as of the Closing Date, Buyer shall have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with prior to or on the Closing Date.

     8.02.03 CERTIFIED RESOLUTIONS AND OFFICERS' CERTIFICATE. Buyer shall have delivered to Seller
          (a) a certificate dated the Closing Date signed by the Secretary or an Assistant Secretary of Buyer with respect to the action of Buyer's Board of Directors authorizing the transactions contemplated by this Agreement, and

          (b) a certificate dated the Closing Date and signed by the President or a Vice President of Buyer certifying in such detail as Seller may reasonably request to the fulfillment of the conditions specified in Articles 8.01.01 and 8.01.02

     8.02.04 INJUNCTION. On the Closing Date, there shall be no injunction, writ, or preliminary restraining order or any order of any nature issued by a court or other Governmental Body of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided or imposing any conditions on the consummation of the transactions contemplated hereby and no material proceeding or lawsuit shall have been commenced or threatened by any Governmental Body or other Person with respect to any of the transactions contemplated by this Agreement.

     8.02.05 CONVEYANCE. Buyer shall execute, acknowledge and deliver to Seller such documents as may be necessary to carry out the purposes of this Agreement.

     8.02.06 LETTERS IN LIEU. Buyer and Seller shall execute, acknowledge and deliver the Letters in Lieu.


                                    ARTICLE 9
                                  MISCELLANEOUS

9.01 NOTICES. All notices, consents, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given or delivered if

     9.01.01   delivered by hand,

     9.01.02 delivered by a recognized overnight commercial courier (receipt requested), or

     9.01.03 sent by telecopier (with receipt confirmed), provided that a copy is promptly thereafter mailed in the United States by first-class postage prepaid mail,

to the Party as follows (or to such other address as any Party shall have last designated by 15 days' notice to the other Parties).

     If to Buyer:

     Redfish Bay Development Corporation
     Pi Energy Corporation
     333 Clay Street, Suite 4310
     Houston, TX 77002
     Fax: (713) 650-9208

     If to Seller:

     Midland Resources, Inc. and
     Summit Petroleum Corporation
     16701 Greens Point Park Drive, Suite 200
     Houston, TX 77060
     Fax: (713) 873-5058

A notice shall also be deemed given if an original, photocopy or facsimile is actually received by the Persons designated to receive notice, regardless of the manner of transmission.

9.02 MODIFICATION. This Agreement, including the Exhibits and Schedules, shall not be modified except by an instrument in writing signed by the Parties.

9.03 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the Laws of the State of Texas, except those laws and principles governing conflicts of law.

9.04 ASSIGNMENT. This Agreement and the rights and obligations created hereunder shall not be assigned prior to Closing by either Party except that Buyer may assign its rights to a single subsidiary of Buyer provided Buyer remains primarily liable for the performance of all obligations hereunder.

Subsequent to Closing either Party may assign their obligations hereunder provided the Party remains primarily liable for the performance of the Party's obligations hereunder. Subsequent to Closing neither Party may assign its rights or interests under this Agreement except in connection with a sale of all or substantially all of the Assets of the Party or in connection with a merger or similar transaction. Seller's obligations under this Agreement shall not be expanded in any manner by a transfer of Assets by Buyer, and Buyer's rights hereunder shall not be limited in any manner by a transfer of Assets.

9.05 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

9.06 INVALIDITY. If any of the provisions of this Agreement including the Schedules is held invalid or unenforceable, such invalidity or unenforceability shall not affect in any way the validity or enforceability of any other provision of this Agreement. In the event any provision is held invalid or unenforceable, the Parties shall attempt to agree on a valid or enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the tenor of this Agreement and, on so agreeing, shall incorporate such substitute provision in this Agreement.

9.07 ENTIRE AGREEMENT AND CONSTRUCTION. This Agreement contains the entire agreement between the Parties with respect to the transactions contemplated hereby and all prior understandings and agreements shall merge herein. There are no additional terms, whether consistent or inconsistent, oral or written, which are intended to be part of the Parties' understandings which have not been incorporated into this Agreement and the Schedules and Exhibits. The Parties agree that they have jointly participated in the drafting and preparation of this Agreement and that the language of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any of the Parties hereto.

9.08 EXPENSES. Except as otherwise expressly provided herein, each Party shall bear its fees, costs and expenses in connection with the transactions contemplated herein, including, without limitation, all legal and accounting fees and disbursements and fees and expenses of other advisors retained by such Party.

9.09 WAIVERS AND AMENDMENTS. All amendments and other modifications hereof shall be in writing and signed by each of the Parties. Either Party may by written instrument

     9.09.01 waive any inaccuracies in any of the representations or warranties made to it by any other Party contained in this Agreement or in any instruments and documents delivered to it pursuant to this Agreement, or

     9.09.02 waive compliance or performance by the other Party with or of any of the covenants or agreements made to it by the other Party contained in this Agreement.

The delay or failure on the part of a Party hereto to insist, in any one instance or more, upon strict performance of any of the terms or conditions of this Agreement, or to exercise any right or privilege herein conferred shall not be construed as a waiver or any such terms, conditions, rights or privileges but the same shall continue and remain in full force and effect. All rights and remedies are cumulative. The waiver of a condition to Closing by a Party regarding a warranty, representation or covenant shall not constitute a waiver of a breach of such warranty, representation or covenant; provided, however, that the Parties shall attempt in good faith to agree prior to Closing upon the resolution of a breach of a representation or warranty that arises after the date of this Agreement which could result in liability to the breaching Party and of which the other Party has actual Knowledge, and if the Parties cannot agree upon a resolution, the breach shall be deemed waived if the Closing occurs.

9.10 SURVIVAL OF WARRANTIES, REPRESENTATIONS AND COVENANTS. All representations and warranties contained in this Agreement shall survive the Closing and continue with respect to claims made on or before one year following the Closing Date. The covenants, indemnities and agreements contained in this Agreement shall survive the Closing and continue in accordance with their respective terms.

9.11 ARTICLE HEADINGS. The Article headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the interpretation of any provision thereof.

9.12 DISPUTE RESOLUTION. Except as expressly provided to the contrary in this Agreement, the parties shall submit every dispute relating to this Agreement to binding arbitration as follows:

     9.12.01 SELECTION OF ARBITRATOR. The parties shall use reasonable efforts to select a mutually acceptable arbitrator. If the parties fail to agree on an arbitrator within 15 days, either party may request the judge of the United States District Court for the Southern District of Texas having greatest tenure, but not yet on retired or senior status, to appoint an arbitrator. If that judge fails to do so within 30 days, either party may request the judge of that court next senior to name the arbitrator, and if that judge fails to do so after ten days, either party may make the request of the judge of that court next senior, and so on, until the arbitrator is appointed.

     9.12.02 QUALIFICATIONS OF ARBITRATOR. Each arbitrator shall be knowledgeable about matters affecting the issue(s) for which such arbitrator is appointed (and where applicable, shall be a professional in the matter in dispute) or shall be a former member of the Texas or federal judiciary, and shall be required to meet the qualification requirements of the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"). If prior to rendering a decision an arbitrator resigns or becomes unable to serve, the arbitrator will be replaced using the mechanism set forth herein.

     9.12.03 SUIT PROHIBITED. No party will commence or prosecute any suit or action against another party other than as may be necessary to compel arbitration or to enforce the award of an arbitrator.

     9.12.04 DAMAGES. The arbitrator shall not have any authority to award consequential, exemplary or punitive damages. The sole forum for the arbitration shall be Harris County, Texas and all hearings shall be conducted in Harris County, Texas.

     9.12.05 DECISION. The decision of the arbitrator shall be rendered in writing and shall be final and binding upon the parties. Any party shall have the right to entry of judgment, by any court of competent jurisdiction, upon the decision of the arbitrator. Unless declared otherwise by the arbitrator:

          (a) The expenses of arbitration, including compensation to the arbitrator, shall be borne equally by the parties;

          (b) each party shall bear the compensation and expenses of its own counsel, witnesses and employees; and

          (c) if the testimony of a witness is obtained by both parties, the costs associated with obtaining such testimony shall be borne equally between the parties.

     9.12.06 AAA RULES. Matters not specifically provided for herein shall be governed by the AAA Rules.

IN WITNESS WHEREOF, the Parties hereto have entered into this Agreement as of the date first herein above written.


PI DEVELOPMENT CORPORATION


By:
   ------------------------------------
Jon M. Fleming,
Vice President and General Counsel


REDFISH BAY DEVELOPMENT CORPORATION


By:
   ------------------------------------
Jon M. Fleming, President


MIDLAND RESOURCES, INC.

By:
   ------------------------------------
Deas H. Warley, President


SUMMIT PETROLEUM CORPORATION


By:
   ------------------------------------
Deas H. Warley, President